UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On September 30, 2014, OceanFirst Bank (the “Bank”), the banking subsidiary of OceanFirst Financial Corp. (the “Company”), completed the bulk sale of certain non-performing residential mortgage loans with an aggregate carrying value of $23.1 million, for net cash consideration of $18.8 million. The sale resulted in a total loan charge-off of $4.3 million in the quarter ended September 30, 2014. In light of the improved risk profile of its loan portfolio, the Bank will evaluate the overall level of the Allowance for Loan Losses and the required loan loss provision for the quarter ended September 30, 2014. It is anticipated that the net impact on the Company’s earnings for the quarter ended September 30, 2014 will be significantly less than the amount of the total loan charge-off.

The vast majority of the non-performing loans sold were originated prior to the financial crisis. The sale represents 56.9% of the Company’s reported non-performing loans at June 30, 2014. The full financial impact of the sale will be described in the Company’s third quarter 2014 earnings release which will be issued October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: October 1, 2014